EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                                     State of
                                                  Percentage       Incorporation
                                                     of               or
     Parent               Subsidiary              Ownership        Organization

AmTrust Capital Corp.    AmericanTrust                100%           Federal
                         Federal Savings
                         Bank

AmericanTrust Federal   Indiana Financial             100%           Indiana
Savings Bank            Service Corporation